UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Canadian Note Indenture

As discussed in Item 2.01 below, on May 14, 2012, URS Corporation (“URS”) completed its acquisition of Flint Energy Services Ltd. (“Flint Energy”), which was implemented through a court-approved Plan of Arrangement under the Business Corporations Act (Alberta) involving URS Canada Holdings Ltd. (“URS Canada”), a wholly-owned subsidiary of URS, and the shareholders, option holders and other equity-based compensation holders of Flint Energy (the “Flint Acquisition”).   Prior to completion of the Flint Acquisition, Flint Energy, Computershare Trust Company of Canada (the “Canadian Trustee”) and the guarantors listed on the signature pages thereto entered into a Canadian note indenture (the “Original Canadian Note Indenture”) dated as of June 8, 2011 related to the issuance of C$175.0 million aggregate principal amount of 7.500% senior notes due 2019 (the “Canadian Notes”), as amended and supplemented by a supplemental indenture dated as of October 20, 2011 between Flint Energy, the Canadian Trustee, Carson Energy Services Ltd. and Supreme Oilfield Construction Ltd. (the “Canadian First Supplemental Indenture” and, together with the Original Canadian Note Indenture, collectively as the  “Canadian Note Indenture”).

Flint Energy and the Canadian Trustee entered into a second supplemental indenture, dated as of May 14, 2012 (the “Canadian Second Supplemental Indenture”), primarily to amend the definition of “GAAP” in order to permit the use of United States generally accepted accounting principles under the Canadian Note Indenture subsequent to the Flint Acquisition.

Flint Energy, the Canadian Trustee, URS, URS Fox US LP, a Delaware limited partnership and wholly owned subsidiary of URS (“Fox LP”) and the URS Existing Guarantors (as hereinafter defined) entered into a third supplemental indenture, dated as of May 14, 2012 (the “Canadian Third Supplemental Indenture”), primarily to add URS, Fox LP and the URS Existing Guarantors as guarantors of Flint Energy’s obligations with respect to the Canadian Notes and the Canadian Note Indenture to help induce Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. to issue a rating upgrade for the Canadian Notes.

On May 15, 2012, URS Canada amalgamated with Flint Energy pursuant to Alberta laws and regulations and this newly amalgamated company and the Canadian Trustee entered into a fourth supplemental indenture, dated as of May 15, 2012 (the “Canadian Fourth Supplemental Indenture”), acknowledging that the newly amalgamated company is subject to the obligations, agreements and liabilities with respect to the Canadian Notes under the Canadian Note Indenture.

The Canadian Notes mature on June 15, 2019 (“Maturity”), and accrue interest at a rate of 7.50% per annum, payable semi-annually in arrears on June 15 and December 15 of each year.

The Canadian Notes are direct senior unsecured obligations of Flint Energy and rank pari passu, subject to statutory preferred exceptions, with all other present and future unsubordinated and unsecured indebtedness of Flint Energy.  The Canadian Notes are fully and unconditionally guaranteed (the “Guarantee”), from time to time, (i) by certain of Flint Energy's subsidiaries who guarantee any Indebtedness (as defined in the Canadian Note Indenture) of Flint Energy or any guarantor under a Flint Energy Credit Facility (as defined in the Canadian Note Indenture) or under debt securities issued by Flint Energy in the capital markets and (ii) by URS and certain of its United States subsidiaries pursuant to the Canadian Third Supplemental Indenture (the entities listed in (i) and (ii) above, collectively, the “Guarantors”).  In addition, Flint Energy’s Canadian subsidiaries were released from the Guarantee and only certain of Flint Energy’s United States subsidiaries remain as Guarantors of the Canadian Notes. The Guarantees are the Guarantors' general unsecured obligations and rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and equal in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

At any time or from time to time prior to June 15, 2014, Flint Energy may on any one or more occasions, redeem up to 35.0% of the principal amount of the outstanding Canadian Notes with the net cash proceeds of one or more Qualified Equity Offerings (as defined in the Canadian Note  Indenture) at a redemption price equal to 107.500% of the principal amount of the Canadian Notes to be redeemed together with accrued and unpaid interest thereon to the date of redemption provided that (i) at least 65.0% of the aggregate principal amount of the Canadian Notes issued under the Canadian Note Indenture remains outstanding immediately after giving effect to such redemption and (ii) the redemption occurs no more than 90 days after the date of the closing of any such Qualified Equity Offering.  Flint Energy may also redeem the Canadian Notes, in whole or in part, at any time prior to June 15, 2015 at a redemption price equal to 100.0% of the principal amount of the Canadian Notes plus the Applicable Premium (as defined in the Canadian Note Indenture) as of, and accrued and unpaid interest to, the applicable redemption date.    Flint Energy may also redeem the Canadian Notes, in whole or in part, at any time or from time to time on or after June 15, 2015 at: (i) a redemption price equal to 103.750% of the principal amount together with accrued and unpaid interest if redeemed in the twelve month period beginning June 15, 2015, (ii) a redemption price equal to 101.875% of the principal amount together with accrued and unpaid interest if redeemed in the twelve month period beginning June 15, 2016 and (iii) a redemption price equal to 100.0% of the principal amount together with accrued and unpaid interest if redeemed in the period beginning June 15, 2017 before Maturity.

Upon the occurrence of any Change of Control (as defined in the Canadian Note Indenture), each holder of the Canadian Notes will have the right to require that Flint Energy redeem all or any portion of the holder's notes for a cash price equal to 101.0% of the principal amount of the Canadian Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.  The Flint Acquisition constitutes a Change of Control under the Canadian Note Indenture and, accordingly, the holders of the Canadian Notes will have the right to require that Flint Energy redeem all or any portion of the holder’s Canadian Notes.

The Canadian Note Indenture contains covenants limiting Flint Energy's and certain of its subsidiaries' ability to create certain liens and restricting Flint Energy and the Guarantors from amalgamating, consolidating or merging with or into or winding up or dissolving into another person or selling, leasing, transferring, conveying or otherwise disposing of or assigning all or substantially all of their assets, in each case subject to certain exceptions.  The Canadian Note Indenture also contains certain covenants that are suspended as long as the Canadian Notes have an Investment Grade Rating (as defined in the Canadian Note Indenture) which would restrict Flint Energy and certain of its subsidiaries from certain actions, including: (i) making Restricted Payments (as defined in the Canadian Note Indenture), (ii) incurring certain indebtedness, (iii) certain asset sales and (iv) entering into certain transactions with affiliates, in each of the foregoing cases, subject to certain exceptions.

Copies of the Canadian Note Indenture, the Canadian First Supplemental Indenture, the Canadian Second Supplemental Indenture, the Canadian Third Supplemental Indenture and the Canadian Fourth Supplemental Indenture are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The descriptions above do not purport to be complete and are qualified in their entirety by reference to such exhibits.

United States Note Indenture

On March 15, 2012, to finance in part the Flint Acquisition, URS and Fox LP (collectively the “Issuers”), and U.S. Bank National Association (the “U.S. Trustee”) entered into an indenture (the “Base Indenture”), which was subsequently amended and supplemented by a supplemental indenture, dated as of March 15, 2012, among the Issuers, the guarantors party thereto (the “URS Existing Guarantors”) and the U.S. Trustee (the “U.S. First Supplemental Indenture”), pursuant to which the Issuers issued $400.0 million aggregate principal amount of 3.850% Senior Notes due 2017 (the “2017 Notes”),  and a second supplemental indenture, dated as of March 15, 2012, among the Issuers, the URS Existing Guarantors and the U.S. Trustee (the “U.S. Second Supplemental Indenture”) pursuant to which the Issuers issued $600.0 million aggregate principal amount of 5.000% Senior Notes due 2022 (the “2022 Notes).

On May 14, 2012, the Issuers, the United States subsidiaries of Flint Energy (the “Additional Guarantors”) and the U.S. Trustee entered into a third supplemental indenture to the Base Indenture (the “U.S. Third Supplemental Indenture”), pursuant to which the Additional Guarantors agreed to guarantee the obligations of the Issuers with respect to the 2017 Notes and 2022 Notes.

A copy of the U.S. Third Supplemental Indenture is filed as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference.  The description above does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 14, 2012, URS completed its acquisition of Flint Energy.   The Flint Acquisition was implemented through a court-approved Plan of Arrangement under the Business Corporations Act (Alberta) involving Flint Energy, URS Canada and the shareholders, option holders and other equity-based compensation holders of Flint Energy.  Under the terms of the Plan of Arrangement announced in February, Flint Energy shareholders received C$25.00 in cash per share, or US$25 per share as of May 14, 2012.  The total equity value paid by URS was approximately C$1.24 billion, or US$1.24 billion as of May 14, 2012.  URS utilized net proceeds of approximately $1.0 billion from the 2017 Notes and the 2022 Notes, as well as borrowings of approximately $390 million under URS’ existing credit facility, to fund the Flint Acquisition, to pay certain transaction expenses and to repay and fund certain outstanding indebtedness and working capital of Flint Energy. As a result of the acquisition, Flint Energy became a wholly owned subsidiary of URS and will operate as URS’s new Oil & Gas Division, with W.J. (Bill) Lingard, Flint Energy's former President and CEO, serving as the Division President.  A copy of the press release dated May14, 2012 is furnished as Exhibit 99.1 to this Current Report.

The foregoing is only a brief description of the Flint Acquisition, does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by URS on February 21, 2012 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Items 1.01 and 2.01 is incorporated herein by reference into this Item 2.03.

Item 7.01  Regulation FD Disclosure.

On May 14, 2012, URS and Flint Energy issued a joint press release announcing completion of the Flint Acquisition.  A copy of the press release, entitled “URS Corporation Completes Acquisition of Flint Energy Services Ltd.” is furnished as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Item 7.01. Exhibit 99.1 attached hereto shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Act or otherwise and shall not be deemed to be incorporated by reference in any filing of URS under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

2.1
Arrangement Agreement between URS Corporation and Flint Energy Services Ltd., dated as of February 20, 2012 (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by URS on February 21, 2012 and incorporated herein by reference).

4.1	Indenture, dated as of June 8, 2011, by and among Flint Energy Services Ltd., Computershare Trust Company of Canada and the guarantors listed on the signature pages thereto. FILED HEREWITH.
4.2
Supplemental Indenture, dated as of October 20, 2011, among Flint Energy Services Ltd., Computershare Trust Company of Canada, Carson Energy Services Ltd. and Supreme Oilfield Construction Ltd. FILED HEREWITH.

4.3	Second Supplemental Indenture, dated as of May 14, 2012, among Flint Energy Services Ltd. and Computershare Trust Company of Canada. FILED HEREWITH.
4.4
Third Supplemental Indenture, dated as of May 14, 2012, among Flint Energy Services Ltd., URS Corporation, URS Fox US LP, the additional guarantor parties thereto and Computershare Trust Company of Canada. FILED HEREWITH.

4.5	Fourth Supplemental Indenture, dated as of May 15, 2012, among Flint Energy Services Ltd. and Computershare Trust Company of Canada. FILED HEREWITH.
4.6
Third Supplemental Indenture, dated as of May 14, 2012, by and among URS Corporation, URS Fox U.S. LP, U.S. Bank National Association and the United States subsidiaries of Flint Energy Services Ltd. FILED HEREWITH.

99.1	Press release, entitled “URS Corporation Completes Acquisition of Flint Energy Services Ltd.” dated May 14, 2012. FURNISHED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: May 18, 2012	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 8, 2011, by and among Flint Energy Services Ltd., Computershare Trust Company of Canada and the guarantors listed on the signature pages thereto.
4.2	Supplemental Indenture, dated as of October 20, 2011, among Flint Energy Services Ltd., Computershare Trust Company of Canada, Carson Energy Services Ltd. and Supreme Oilfield Construction Ltd.
4.3	Second Supplemental Indenture, dated as of May 14, 2012, among Flint Energy Services Ltd. and Computershare Trust Company of Canada.
4.4
Third Supplemental Indenture, dated as of May 14, 2012, among Flint Energy Services Ltd., URS Corporation, URS Fox US LP, the additional guarantor parties thereto and Computershare Trust Company of Canada.

4.5	Fourth Supplemental Indenture, dated as of May 15, 2012, among Flint Energy Services Ltd. and Computershare Trust Company of Canada.
4.6	Third Supplemental Indenture, dated as of May 14, 2012, by and among URS Corporation, URS Fox U.S. LP, U.S. Bank National Association and the United States subsidiaries of Flint Energy Services Ltd.
99.1	Press release, entitled “URS Corporation Completes Acquisition of Flint Energy Services Ltd.” dated May 14, 2012.